Facebook Reports First Quarter 2018 Results

MENLO PARK, Calif. – April 25, 2018 – Facebook, Inc. (Nasdaq: FB) today reported financial results for the quarter ended March 31, 2018.

"Despite facing important challenges, our community and business are off to a strong start in 2018," said Mark Zuckerberg, Facebook founder and CEO. "We are taking a broader view of our responsibility and investing to make sure our services are used for good. But we also need to keep building new tools to help people connect, strengthen our communities, and bring the world closer together."

First Quarter 2018 Financial Highlights

	Three Months Ended March 31,		Year-over-Year % Change
In millions, except percentages and per share amounts	2018	2017
Revenue:
Advertising	$11,795	$7,857	50%
Payments and other fees	171	175	(2)%
Total revenue	11,966	8,032	49%
Total costs and expenses	6,517	4,705	39%
Income from operations	$5,449	$3,327	64%
Operating margin	46%	41%
Provision for income taxes	$622
Effective tax rate	11%
Net income	$4,988	$3,064	63%
Diluted Earnings per Share (EPS)	$1.69	$1.04	63%

First Quarter 2018 Operational and Other Financial Highlights

•	Daily active users (DAUs) – DAUs were 1.45 billion on average for March 2018, an increase of 13% year-over-year.

•	Monthly active users (MAUs) – MAUs were 2.20 billion as of March 31, 2018, an increase of 13% year-over-year.

•
Mobile advertising revenue – Mobile advertising revenue represented approximately 91% of advertising revenue for the first quarter of 2018, up from approximately 85% of advertising revenue in the first quarter of 2017.

•	Capital expenditures – Capital expenditures for the first quarter of 2018 were $2.81 billion.

•	Cash and cash equivalents and marketable securities – Cash and cash equivalents and marketable securities were $43.96 billion at the end of the first quarter of 2018.

•	Headcount – Headcount was 27,742 as of March 31, 2018, an increase of 48% year-over-year.
In April 2018, we increased the amount authorized under our share repurchase program by an additional $9.0 billion. Our board of directors originally authorized repurchases of up to $6.0 billion of our Class A common stock under the repurchase program, and this increase is incremental to the original authorization.

Webcast and Conference Call Information

Facebook will host a conference call to discuss the results at 2 p.m. PT / 5 p.m. ET today. The live webcast of Facebook's earnings conference call can be accessed at investor.fb.com, along with the earnings press release, financial tables, and slide presentation. Facebook uses the investor.fb.com and newsroom.fb.com websites as well as Mark Zuckerberg's Facebook Page (https://www.facebook.com/zuck) as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Following the call, a replay will be available at the same website. A telephonic replay will be available for one week following the conference call at +1 (404) 537-3406 or +1 (855) 859-2056, conference ID 6068418.

About Facebook

Founded in 2004, Facebook’s mission is to give people the power to build community and bring the world closer together. People use Facebook to stay connected with friends and family, to discover what’s going on in the world, and to share and express what matters to them.

Contacts

Investors:
Deborah Crawford
investor@fb.com / investor.fb.com

Press:
Vanessa Chan
press@fb.com / newsroom.fb.com

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to retain or increase users and engagement levels; our reliance on advertising revenue; our dependency on mobile operating systems, networks, and standards that we do not control; risks associated with new products and changes to existing products as well as other new business initiatives; our emphasis on user growth and engagement and the user experience over short-term financial results; maintaining and enhancing our brand and reputation; our ongoing safety, security, and content review efforts; competition; litigation and government inquiries; privacy and regulatory concerns; risks associated with acquisitions; security breaches; and our ability to manage growth and geographically-dispersed operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption "Risk Factors" in our Annual Report on Form 10-K filed with the SEC on February 1, 2018, which is available on our Investor Relations website at investor.fb.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018. In addition, please note that the date of this press release is April 25, 2018, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), we use the following non-GAAP financial measures: revenue excluding foreign exchange effect, advertising revenue excluding foreign exchange effect and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.
We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.
We exclude the following items from our non-GAAP financial measures:
Foreign exchange effect on revenue. We translated revenue for the three months ended March 31, 2018 using the prior year's monthly exchange rates for our settlement currencies other than the U.S. dollar, which we believe is a useful metric that facilitates comparison to our historical performance.
Purchases of property and equipment. We subtract purchases of property and equipment in our calculation of free cash flow because we believe that this methodology can provide useful supplemental information to help investors better understand underlying trends in our business. Free cash flow is not intended to represent our residual cash flow available for discretionary expenditures.
For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the "Reconciliation of GAAP to Non-GAAP Results" table in this press release.

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except for per share amounts)
(Unaudited)
	Three Months Ended March 31,
	2018	2017
Revenue	$11,966	$8,032
Costs and expenses:
Cost of revenue	1,927	1,159
Research and development	2,238	1,834
Marketing and sales	1,595	1,057
General and administrative	757	655
Total costs and expenses	6,517	4,705
Income from operations	5,449	3,327
Interest and other income, net	161	81
Income before provision for income taxes	5,610	3,408
Provision for income taxes	622	344
Net income	$4,988	$3,064
Less: Net income attributable to participating securities	1	5
Net income attributable to Class A and Class B common stockholders	$4,987	$3,059
Earnings per share attributable to Class A and Class B common stockholders:
Basic	$1.72	$1.06
Diluted	$1.69	$1.04
Weighted average shares used to compute earnings per share attributable to Class A and Class B common stockholders:
Basic	2,906	2,891
Diluted	2,945	2,944
Share-based compensation expense included in costs and expenses:
Cost of revenue	$56	$34
Research and development	718	670
Marketing and sales	109	96
General and administrative	72	67
Total share-based compensation expense	$955	$867

FACEBOOK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)
	March 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$12,082	$8,079
Marketable securities	31,874	33,632
Accounts receivable, net of allowances of $204 and $189 as of March 31, 2018 and December 31, 2017, respectively	5,115	5,832
Prepaid expenses and other current assets	1,341	1,020
Total current assets	50,412	48,563
Property and equipment, net	16,211	13,721
Intangible assets, net	1,735	1,884
Goodwill	18,268	18,221
Other assets	2,319	2,135
Total assets	$88,945	$84,524

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$593	$380
Partners payable	396	390
Accrued expenses and other current liabilities	4,003	2,892
Deferred revenue and deposits	94	98
Total current liabilities	5,086	3,760
Other liabilities	6,239	6,417
Total liabilities	11,325	10,177
Stockholders' equity:
Common stock and additional paid-in capital	41,134	40,584
Accumulated other comprehensive loss	(294)	(227)
Retained earnings	36,780	33,990
Total stockholders' equity	77,620	74,347
Total liabilities and stockholders' equity	$88,945	$84,524

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended March 31,
	2018	2017*
Cash flows from operating activities
Net income	$4,988	$3,064
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	949	671
Share-based compensation	955	867
Deferred income taxes	(47)	(84)
Other	8	5
Changes in assets and liabilities:
Accounts receivable	788	609
Prepaid expenses and other current assets	(365)	(365)
Other assets	22	31
Accounts payable	1	(10)
Partners payable	2	(3)
Accrued expenses and other current liabilities	707	61
Deferred revenue and deposits	(5)	(10)
Other liabilities	(143)	222
Net cash provided by operating activities	7,860	5,058
Cash flows from investing activities
Purchases of property and equipment	(2,812)	(1,271)
Purchases of marketable securities	(4,022)	(6,992)
Sales of marketable securities	4,330	1,762
Maturities of marketable securities	1,267	599
Acquisitions of businesses, net of cash acquired, and purchases of intangible assets	(49)	—
Other investing activities, net	(1)	(18)
Net cash used in investing activities	(1,287)	(5,920)
Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(832)	(771)
Repurchases of Class A common stock	(1,774)	(228)
Other financing activities, net	3	7
Net cash used in financing activities	(2,603)	(992)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	36	28
Net increase (decrease) in cash, cash equivalents, and restricted cash	4,006	(1,826)
Cash, cash equivalents, and restricted cash at beginning of year	8,204	9,109
Cash, cash equivalents, and restricted cash at end of the period	$12,210	$7,283

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$12,082	$7,104
Restricted cash, included in prepaid expenses and other current assets	14	85
Restricted cash, included in other assets	114	94
Total cash, cash equivalents, and restricted cash	$12,210	$7,283
*Prior-period information has been retrospectively adjusted due to our adoption of ASU No. 2016-18, Statement of Cash Flows, Restricted Cash (Topic 230) on January 1, 2018.

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended March 31,
	2018	2017*
Supplemental cash flow data
Cash paid during the period for:
Income taxes, net	$736	$664
Non-cash investing and financing activities:
Net change in accounts payable, accrued expenses and other current liabilities, and other liabilities related to property and equipment additions	$450	$(26)
Change in unsettled repurchases of Class A common stock	$141	$—
*Prior-period information has been retrospectively adjusted due to our adoption of ASU No. 2016-18, Statement of Cash Flows, Restricted Cash (Topic 230) on January 1, 2018.

Reconciliation of GAAP to Non-GAAP Results
(In millions, except percentages)
(Unaudited)
	Three Months Ended March 31,
	2018	2017
GAAP revenue	$11,966	$8,032
Foreign exchange effect on 2018 revenue using 2017 rates	(536)
Revenue excluding foreign exchange effect	$11,430
GAAP revenue year-over-year change %	49%
Revenue excluding foreign exchange effect year-over-year change %	42%
GAAP advertising revenue	$11,795	$7,857
Foreign exchange effect on 2018 advertising revenue using 2017 rates	(535)
Advertising revenue excluding foreign exchange effect	$11,260
GAAP advertising revenue year-over-year change %	50%
Advertising revenue excluding foreign exchange effect year-over-year change %	43%

Net cash provided by operating activities	$7,860	$5,058
Purchases of property and equipment	(2,812)	(1,271)
Free cash flow	$5,048	$3,787